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                                                                  EXHIBIT T3A-15

                          CERTIFICATE OF INCORPORATION
                                       OF
                         KEMWATER NORTH AMERICA COMPANY

         The undersigned person, acting as sole incorporator of the corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate of incorporation far such corporation, declaring and certifying that this is my act and deed and that the facts herein stated are true.

         FIRST: The name of the corporation is Kemwater North America Company.

         SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801 The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Eighty Thousand (80,000), consisting of Fifty Thousand (50,000) shares of Preferred Stock, $1.00 par value (hereinafter called "Preferred Stock"), and Thirty Thousand (30,000) shares of Common Stock, of the par value of $0.10 per share (hereinafter called "Common Stock").

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of any or ail of the following:

         (a) The designation of the series, which may be by distinguishing number, letter or title:

         (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

         (c) Whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of the series and the dates at which dividends, if any, shall be payable;

         (d) The redemption rights and price or prices, if any, for shares of the series;

         (e) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;



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         (f) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

         (g) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of shares, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates of exchange. any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion or exchange may be made;

         (h) Restrictions on the issuance of shares of the same series or of any other class or series and the right, if any, to subscribe for or purchase any securities of the corporation or any other corporation;

         (i) The voting rights, if any, of the holders of such series; and

         (j) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof all as determined from time to time by the Board of Directors and stated in the resolutions providing for the issuance of such preferred stock (a "Preferred Stock Designation").

         The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders Except as may be provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

         The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof; except as expressly provided by applicable laws.

         FIFTH: The Board of Directors is authorized to adopt, amend or repeal the bylaws of the corporation Election of directors need not be by written ballot.

         SIXTH: The name and mailing address of the incorporator is:

                            John T.  Cabaniss       4200 Texas Commerce Tower
                                                    600 Travis
                                                    Houston, Texas 77002

         SEVENTH: The number of directors of the corporation shall be as provided in the bylaws of the corporation, as the same may be amended from time to time The name and address of the person who is to serve as the initial director of the corporation until the first annual meeting of stockholders or until his successor is elected and qualified is:

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          Richard C.  Kellogg, Jr.                 4200 Nationsbank Center
                                                   700 Louisiana
                                                   Houston, Texas 77002

         EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         NINTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation,
Section 145 thereof), as amended from time to time, indemnify any officer or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature The indemnification provided in this Article NINTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

         I, THE UNDERSIGNED, hereunto set my hand this 26th day of January, 1996.


                                                     /s/ John T. Cabaniss
                                                     ---------------------------
                                                     John T.  Cabaniss